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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               __________________




                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report:  October 2, 1996


                             TELECHIPS CORPORATION
             (Exact name of registrant as specified in its charter)



                     NEVADA                          0-26764                             88-0266392
                 (State or other                   (Commission                         (IRS Employer
                 jurisdiction of                   File Number)                      Identification No.)
                 incorporation)


                   6880 S. McCarran Blvd., Reno, Nevada 89509
             (Address of principal executive offices)   (Zip Code)


       Registrant's telephone number, including area code: (702) 824-5555





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Item 5.  Other Events

                 On October 2, 1996, Telechips Corporation, a Nevada corporation (the "Registrant"), announced the completion of a $2.9 million private placement of 4,188 shares of 4% Convertible Preferred Stock, face value $1,000 per share (the "Preferred Shares"). The Preferred Shares were issued without registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Regulation S promulgated under the Act. The conversion price of the Preferred Shares is determined by multiplying each Preferred Share by 1,000 and dividing the result by the lower of $3.00 or the fair market value of the Company's Common Stock on the date of conversion. The Preferred Shares are convertible at any time beginning November 11, 1996 until August 31, 1998. The Company received approximately $2.9 million in net proceeds.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated:  October 15, 1996


                                               TELECHIPS CORPORATION



                                               By: /s/ Nelson B. Caldwell
                                                  ----------------------------
                                                  Nelson B. Caldwell
                                                  Chief Financial Officer